EXHIBIT 5.1

KANE KESSLER, P.C.
1350 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10019-4896
(212) 541-6222

November 2, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Armor Holdings, Inc. Registration Statement on Form S-8

Gentlemen:

We have acted as special counsel to Armor Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") pertaining to the registration by the Company under the Securities Act of 1933, as amended, of an aggregate of 4,394,718 shares of common stock ("Common Stock"), $0.01 par value per share (the "Shares") of the Company, pursuant to the Armor Holdings, Inc. 2005 Stock Incentive Plan and the Armor Holdings, Inc. 2002 Stock Incentive Plan (collectively, the "Plans").

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

We have relied, without independent investigation, upon a certificate from the Company's Chief Financial Officer and have also assumed that the Company will cause certificates representing Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the due and proper issuance of such Shares. We have assumed for purposes of this opinion that options issued or issuable under the Plans, the Shares issuable upon exercise of such options and Shares issuable pursuant to restricted stock awards issued or issuable under Plans have been and will be duly authorized by all necessary corporate action on the part of the Company and such options and Shares of restricted stock have been and will be duly authorized and granted under the Plans.

We express no opinion regarding any shares reacquired by the Company after initial issuance.

We are members of the Bar of the State of New York and are not admitted to practice law in any other jurisdiction. We do not hold ourselves out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware, and laws of the United States of America.

Subject to the limitations stated in this letter, and subject further to the following limitations, it is our opinion that the Shares issued or issuable by the Company, under and in accordance with all of the provisions of the Plans, will, upon delivery thereof and receipt by the Company of all and adequate consideration owed to the Company therefor (assuming such consideration exceeds the par value therefor), be validly issued, fully paid and non-assessable.

The foregoing assumes that the aforesaid Registration Statement will become and remain effective under the Securities Act of 1933, as amended, prior to any offering of the Shares pursuant to the terms thereof and will be amended, as appropriate, and that there will be compliance with all applicable state securities laws in connection with the offering of such securities, as well as compliance with the terms of the offering set forth in the Registration Statement.

This opinion is rendered solely for your benefit and may not be relied upon by any other person or entity. We undertake no, and hereby disclaim any obligation to advise you of any change in any matter set forth herein. Without our prior written consent, this opinion may not be quoted in whole or in part or otherwise referred to in any report or document furnished to any person or entity.

We consent to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
KANE KESSLER, P.C.
By:	/s/ Jeffrey S. Tullman Name: Jeffrey S. Tullman Title: President